Exhibit 99.1

October 21, 2014

Liberty Media Corporation Announces Investor Meeting Webcast

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK)  will webcast its annual Investor Meeting on Wednesday, November 19, 2014  with presentations beginning at 12:30 p.m. E.S.T.  During these presentations, observations may be made regarding the company's financial performance, outlook and recent developments.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, and Live Nation Entertainment, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation